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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                  Akorn, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                          PRELIMINARY PROXY MATERIALS

                                  AKORN, INC.

                              2500 MILLBROOK DRIVE
                         BUFFALO GROVE, ILLINOIS 60089
--------------------------------------------------------------------------------

                 NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD AUGUST    , 2003
--------------------------------------------------------------------------------
TO THE SHAREHOLDERS OF AKORN, INC.:

       The Annual Meeting of shareholders of Akorn, Inc. (the "Company") will be
held at 10:00 a.m., local time, on August   , 2003 in the Read Room of The
Northern Trust Bank, 265 East Deerpath, Lake Forest, Illinois 60045 for the following purposes, as more fully described in the accompanying proxy statement:

       1.  To elect five directors to the Board of Directors.

       2. To consider and vote upon the adoption of the Akorn, Inc. 2002 Stock Option Plan for Directors providing for option grants for independent directors of the Company.

       3. To consider and vote upon approval of certain of the conversion features of the subordinated debt issued by the Company to a trust controlled by the Company's Chairman of the Board.

       4. To transact such other business as may properly come before the Meeting and any adjournments thereof.

       The Board of Directors has fixed the close of business on July   , 2003
as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and all adjournments thereof.

       Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE. Furnishing the enclosed proxy will not prevent you from voting in person at the Meeting should you wish to do so.
                                   By Order of the Board of Directors

                                   Ben J. Pothast
                                   Secretary

Buffalo Grove, Illinois
July   , 2003

                          PRELIMINARY PROXY MATERIALS

                                  AKORN, INC.
                              2500 MILLBROOK DRIVE
                         BUFFALO GROVE, ILLINOIS 60089

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST   , 2003

       This proxy statement is furnished to shareholders of Akorn, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at its annual meeting of shareholders to be held at the date, time and place set forth in the accompanying notice and at any adjournments thereof (the "Meeting"). The date of this Proxy Statement is July
  , 2003.

       On July [ ], 2003, the record date for determining shareholders entitled to notice of and to vote at the Meeting (the "Record Date"), the Company had outstanding [19,656,582] shares of common stock, each of which is entitled to one vote on all matters to be considered at the Meeting. No shares of preferred stock were outstanding as of the Record Date.

       Shares represented by properly executed proxies on the enclosed form, that are received in time for the Meeting, will be voted at the Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Unless revoked, the proxy will be voted as specified and, if no specifications are made, will be voted in favor of the proposed director nominees, for approval of the Akorn, Inc. 2002 Stock Option Plan for Directors and for approval of certain of the conversion features of the subordinated debt between the Company and a trust controlled by the Company's Chairman of the Board, all as described herein. The presence in person or by proxy of the holders of a majority of the Company's outstanding shares will constitute a quorum. Abstentions are counted for purposes of determining the presence of a quorum.

       If a quorum is present, the election of the five directors to be elected at the Meeting will be determined by a plurality vote, that is, the five nominees receiving the largest number of votes will be elected. Shares for which proxy authority to vote for any nominee for election as a director is withheld by the shareholder and shares that have not been voted by brokers who may hold shares on behalf of the beneficial owners ("broker non-votes") will not be counted as voted for purposes of electing directors. With respect to the proposal to consider and vote upon the adoption of the Akorn, Inc. 2002 Stock Option Plan for Directors, the proposal to approve certain of the conversion features of the subordinated debt between the Company and a trust controlled by the Company's Chairman of the Board and any other matters which may come before the Meeting, if a quorum is present, a majority of the votes cast is required for adoption of such matters. With respect to all matters other than the election of directors, shares not voted as a result of abstentions and broker non-votes will not be considered as voted for purposes of determining whether or not a majority of votes were cast for such matters. Shareholders do not have dissenters' rights with respect to any of the matters scheduled to come before the Meeting.

       The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefax and telegraph. The Company has retained Georgeson Shareholder Communications, Inc. ("Georgeson"), a proxy solicitation firm, to assist in soliciting proxies. The Company will pay Georgeson a fee of approximately $7,000, plus reimbursement of out-of-pocket expenses. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward solicitation materials to the beneficial owners of the shares of common stock of the Company; upon request, the Company will reimburse such persons for reasonable out-of-pocket expenses incurred in connection therewith.

                       PROPOSAL 1: ELECTION OF DIRECTORS

       The Company's Board is currently comprised of five directors. The Board of Directors has nominated five candidates for election at the Meeting and recommends that shareholders vote FOR the election of all five nominees. As part of the Company's on-going discussions with its senior lenders, the Company may determine that increasing the number of independent directors on the Board is advisable. While no decision has been made to increase the size of the Board at this time, if the Board determines that adding additional directors is in the best interests of the Company, it would first amend the Company's by-laws to increase the number of directors and then, as provided in the by-laws, fill the vacancy with individuals who would serve until the next annual meeting of shareholders.

       Directors are elected by a plurality of the votes cast to hold office until the next annual meeting and until their successors have been duly elected and qualified. Proxies cannot be voted for more than five candidates. In the absence of contrary instructions, the proxy holders will vote for the election of the five nominees listed below. In the unanticipated event that one or more of such nominees is unavailable as a candidate for director, the persons named in the accompanying proxy will vote for another candidate nominated by the Board of Directors.

       The following table and narrative description sets forth, as of June 15, 2003, the age, principal occupation and employment, position with the Company, directorships in other public corporations, and year first elected a director of the Company, of each individual nominated for election as director at the Meeting. Unless otherwise indicated, each nominee has been engaged in the principal occupation or occupations described below for more than the past five years.

Name                                                              Age    Director Since
----                                                              ---    --------------
Daniel E. Bruhl, M.D. ......................................      60          1983
Jerry N. Ellis..............................................      64          2001
Doyle S. Gaw................................................      71          1975
Ronald M. Johnson...........................................      58          2003
John N. Kapoor, Ph.D. ......................................      59          1991

Daniel E. Bruhl, M.D. Dr. Bruhl has served as a Director of the Company since 1983. Dr. Bruhl is an ophthalmologist, President of the Surgery Center of Fort Worth and a director of Medsynergies, Inc., (private ophthalmology practice management company). Dr. Bruhl was a director of Surgical Care Affiliates (outpatient surgery center company) from 1983 to 1996, when it merged with Healthsouth Corporation.

Jerry N. Ellis. Mr. Ellis has served as a Director of the Company since 2001. Mr. Ellis is an Adjunct Professor in the Department of Accounting at The University of Iowa. Mr. Ellis was a consultant to Arthur Andersen, LLP from 1994 to 2000 and a Partner at Arthur Andersen in the Dallas, Madrid and Chicago offices from 1973 to 1994. Mr. Ellis is a director of First Horizon Pharmaceutical Corporation (a distributor of pharmaceuticals).

       Doyle S. Gaw. Mr. Gaw has served as a Director of the Company since 1975. Mr. Gaw is a private investor.

       Ronald M. Johnson. Mr. Johnson was appointed by the Board of Directors to the Board as of March 22, 2003. Mr. Johnson is currently Executive Vice President of Quintiles Consulting, a company which provides consulting services to pharmaceutical, medical device, biologic and biotechnology industries in their efforts to meet the regulatory requirements of the FDA. Prior to joining Quintiles in 1997, Mr. Johnson spent thirty years with the FDA holding various senior level positions primarily in the compliance and enforcement areas.

       John N. Kapoor, Ph.D. Dr. Kapoor has served as Chairman of the Board of the Company since May 1995 and from December 1991 to January 1993. Dr. Kapoor served as Chief Executive Officer of the Company from March 2001 to December 2002. Dr. Kapoor also served as acting Chairman of the Board of the Company from

April 1993 to May 1995 and Chief Executive Officer of the Company from May 1996 to November 1998. Dr. Kapoor serves as Chairman of the Board of Option Care, Inc. (an infusion services and supplies company) and was Chief Executive Officer of Option Care, Inc. from August 1993 to April 1996. Dr. Kapoor is the president of E.J. Financial Enterprises, Inc. (a health care consulting and investment company) and has served as Chairman of the Board of NeoPharm, Inc. (a specialty pharmaceutical company) since July 1990. Dr. Kapoor is a director of First Horizon Pharmaceutical Corporation (a distributor of pharmaceuticals) and of Introgen Therapeutics, Inc. (a gene therapy company).

       Under agreements between the Company and the John N. Kapoor Trust dated 9/20/89, an entity controlled by Dr. John N. Kapoor, the Company's Chairman of the Board (the "Trust"), the Trust is entitled to designate two individuals to be nominated and recommended by the Company's Board of Directors for election as a director. As of the date of this Proxy Statement, the Trust has designated only Dr. Kapoor for this purpose, and is not expected to designate a second individual for nomination as a director prior to the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NAMED NOMINEES.

MEETINGS AND COMMITTEES OF THE BOARD

       During the year ended December 31, 2002, the Board of Directors of the Company held eleven meetings. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the Board committees on which they serve. The Board of Directors has an Audit Committee, of which Dr. Bruhl, Mr. Gaw and Mr. Ellis are members, and a Compensation Committee, of which Dr. Bruhl and Mr. Gaw are members. The Board of Directors does not have a Nominating Committee. In November 2002, the Board also created a Corporate Governance Committee consisting of Directors Ellis, Bruhl and Johnson. The composition of Board committees is reviewed and determined each year at the initial meeting of the Board after the annual meeting of shareholders.

       The Audit Committee, which met four times during 2002, is responsible for consulting with the independent auditors with regard to the plan of audit, reviewing the plan and the results of audits of the Company by its independent auditors and for discussing audit recommendations with management and reporting the results of its reviews to the Board of Directors. Under the listing requirements established by the National Association of Securities Dealers ("NASD") for companies desiring to be listed on the Nasdaq, a company is required to have at least three members on the Board of Directors who are considered to be "independent" as that term is defined under the NASD listing standards. The Company currently has three independent members on the Board of Directors, all of whom serve on the Audit Committee of the Board.

       The Compensation Committee, which met one time during 2002, reviews various compensation matters with respect to executive officers and directors, including the award of options.

       The Corporate Governance Committee, which was established in November 2002, met one time during 2002. The Corporate Governance Committee is responsible for evaluating and approving the Company's restructuring of its debt with the Company's senior lenders, for serving as the principal conduit for the Company's communications with investors and analyst, as well as with the U.S. Food and Drug Administration, and for all issues which arise between the Company and its restructuring consultants. During 2003, in light of the importance of the issues being supervised by the Corporate Governance Committee, the Corporate Governance Committee is meeting at least weekly.

DIRECTOR COMPENSATION

       Each director who is not a salaried officer or consultant of the Company (other than Dr. Kapoor) receives a fee for his services as a director of $2,500 per regular meeting of the Board of Directors, $500 per telephone meeting and $500 per committee meeting, plus reimbursement of his expenses related to those services. These fees are periodically reviewed and evaluated for reasonableness by the Board and management. In addition, Dr. Kapoor is entitled to an annual fee of $50,000 for his services as Chairman of the Board. Since early 2001, these amounts have been deferred by Dr. Kapoor as required by the Company's senior lenders.

       The Akorn, Inc. 1991 Stock Option Plan for Directors (the "1991 Directors' Plan") expired in December 2001 and no awards were made during 2002. If approved by the shareholders, all independent directors of the Company will participate in the Akorn, Inc. 2002 Stock Option Plan for Directors (the "2002 Directors' Option Plan"). Under the 2002 Directors' Option Plan, independent directors will be granted an option to acquire 15,000 shares of the Company's common stock on January 1 of each calendar year. Any director appointed between annual meetings is entitled to receive a pro rata portion of an option to acquire 15,000 shares based on the number of full calendar months in that year during which that person will serve as a director. The Compensation Committee may, in its sole discretion, grant an option to purchase up to 100,000 shares to a person who is not already a director and who becomes a director at any time; no member of the Compensation Committee is eligible to be granted such an option and any director who has been granted such an option is not permitted to serve on the Compensation Committee for one year after such grant. Options granted under the 2002 Directors' Option Plan vest in one year and expire ten years from the date of grant. The option exercise price for all options granted under the 2002 Directors' Option Plan is the fair market value of the shares covered by the option at the time of the grant. Subject in each case to approval by shareholders, each of Dr. Bruhl, Mr. Ellis and Mr. Gaw received an option to acquire 15,000 shares of the Company's common stock on January 1, 2003 and, upon joining the Board, Mr. Johnson received an option to acquire 20,000 shares of Common Stock. In addition, on June 17, 2003, subject to shareholder approval, each member of the Corporate Governance Committee (Dr. Bruhl, Mr. Ellis and Mr. Johnson) received a special one-time option to acquire 10,000 shares of the Company's common stock in recognition of their service on such committee. For additional information regarding the 2002 Directors' Option Plan, see "PROPOSAL 2: ADOPTION OF THE AKORN, INC. 2002 STOCK OPTION PLAN FOR DIRECTORS" below.

EXECUTIVE OFFICERS

Arthur S. Przybyl. Mr. Przybyl, age 46, has served as Chief Executive Officer since May 30, 2003, having served as interim Chief Executive Officer since February 2003 and President and Chief Operating Officer since September 2002. Mr. Przybyl joined the company in August 2002 as senior vice president sales and marketing. Prior to joining Akorn, Mr. Przybyl served as president and chief executive officer for Hearing Innovations Inc., an innovative, start-up developer of medical devices for the profoundly deaf and tinnitus markets. Previous to that, he served as president and chief operating officer for Bioject, Inc., a NASDAQ company specializing in needle-free technology.

Bernard J. Pothast. Mr. Pothast, age 41, has served as Senior Vice President of the Company since June 2002 and Vice President, Chief Financial Officer, Secretary and Treasurer of the Company since September 2001. From 1998 to 2001, he was Director of Financial Planning and Analysis of Moore North America (a business form printing company). From 1995 to 1998, Mr. Pothast was Director of Business Planning and Corporate Finance of GATX Corporation (a transportation and logistics company). From 1990 to 1995, he was Manager of Financial Reporting and Analysis for The Perseco Company (a packaging and logistics company). Mr. Pothast began his career at the public accounting firm of Ernst & Young. Mr. Pothast is also a director of Novadaq Technologies, Inc., a privately held research company.

                               BENEFICIAL OWNERS

       The following table sets forth information with respect to persons or entities who, as of June 30, 2003, were directors, nominees, Named Executive Officers (as defined in "Executive Compensation" below), or others with beneficial ownership of five percent or more of the Company's common stock. The information set forth below has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 based upon information furnished to the Company or to the SEC by the persons listed. Unless otherwise noted the address of each of the following persons is 2500 Millbrook Drive, Buffalo Grove, Illinois 60089.

BENEFICIAL OWNER                                             SHARES BENEFICIALLY OWNED    PERCENT OF CLASS
----------------                                             -------------------------    ----------------
DIRECTORS AND NOMINEES
John N. Kapoor, Ph.D. ...................................            9,221,672(1)              37.56%
Daniel E. Bruhl, M.D. ...................................              316,767(2)               1.61%
Doyle S. Gaw.............................................              107,860(2)               0.55%
Jerry N. Ellis...........................................               20,000(2)               0.10%
Ronald M. Johnson........................................                   --(3)
NAMED EXECUTIVE OFFICERS
Arthur S. Przybyl........................................              176,197(4)               0.89%
Bernard J. Pothast.......................................               75,000(5)               0.38%
Directors and officers as a group (7 persons)............            9,917,496(6)              39.90%
OTHER BENEFICIAL OWNERS
Arjun C. Waney(7)........................................            1,918,500                  9.76%

-------------------------
(1) Of such 9,221,672 shares, (i) 841,800 are owned directly by the John N. Kapoor Trust dated September 20, 1989 (the "Trust") of which Dr. Kapoor is the sole trustee and beneficiary, (ii) 3,395,000 are owned by EJ Financial/Akorn Management, L.P. (an investment vehicle unaffiliated with the Company) of which Dr. Kapoor is managing general partner, (iii) 25,000 are owned directly by Dr. Kapoor, (iv) 63,600 are owned by a trust, the trustee of which is Dr. Kapoor's wife and the beneficiaries of which are their children, (v) 633,438 are issuable pursuant to options granted by the Company directly to Dr. Kapoor, (vii) 1,667,000 are issuable upon exercise of warrants issued to the John N. Kapoor Trust dated September 20, 1989,
    (viii) 2,426,900 are issuable upon the conversion of a convertible note held by the John N. Kapoor Trust dated September 20, 1989 and (ix) 168,934 are issuable upon the conversion of interest related to the convertible note held by the John N. Kapoor Trust dated September 20, 1989.

(2) The reported shares include options to purchase shares that are currently exercisable. The shares reported for Directors Bruhl, Gaw and Ellis include options to purchase 20,000, 20,000 and 20,000 shares, respectively. In addition, Dr. Bruhl's retirement plan holds 64,266 of the listed shares.

(3) Mr. Johnson was appointed to the Akorn board on March 22, 2003.

(4) Mr. Przybyl's shares reported include options to purchase 175,000 shares. These stock options represent presently exercisable options from three separate grants totaling 350,000 shares, each of which vest in four equal increments, one quarter on the grant date and one quarter for each of the next three successive anniversary dates.

(5) Mr. Pothast's shares reported include options to purchase 75,000 shares. These stock options represent presently exercisable options from three separate grants totaling 200,000 shares, each of which vest in four equal increments, one quarter on the grant date and one quarter for each of the next three successive anniversary dates.

(6) Of such 9,917,496 shares, 5,206,278 are not presently outstanding, but are issuable pursuant to option, warrant or other conversion rights described in the preceding footnotes.

(7) Of such 1,918,500 shares, (i) 458,500 are owned by Argent Fund Management Ltd., a United Kingdom corporation having a mailing address of 67 Cheval Place, London SW7 1HP, U.K. ("Argent") for which Mr. Waney serves as Chairman and Managing Director and of which 51% is owned by Mr. Waney, (ii) 628,400 are owned by First Winchester Investments Ltd., a British Virgin Islands corporation having a mailing address of 8 Church Street, St. Helier, Jersey JE4 0SG, Channel Islands, which operates as an equity fund for investors unrelated to Mr. Waney and whose investments are directed by Argent, (iii) 506,000 are owned by Mr. Waney through certain Individual Retirement Accounts maintained in the United States, and (iv) 325,600 are owned directly by Mr. Waney and his spouse.

                         REPORT OF THE AUDIT COMMITTEE

       The Audit Committee consulted with the independent auditors with regard to the plan of audit, reviewed the plan and the results of audits of the Company by its independent auditors, discussed audit recommendations with management and reported the results of its reviews to the Board of Directors. In 2001, the Board of Directors adopted a written charter for the Audit Committee, a copy of which was attached as an appendix to the Company's Proxy Statement for the 2001 Annual Meeting.

       The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence. In addition, the Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosure required by the Independence Standards Board. In considering the independence of the Company's independent accountants, the Audit Committee took into consideration the amount and nature of the fees paid to the independent accountants for non-audit services as described under "Matters Pertaining to Independent Auditors" in this Proxy Statement.

       The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

       The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2002 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

       Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

           SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
       DANIEL E. BRUHL, M.D.      DOYLE S. GAW      JERRY N. ELLIS, CHAIR

                             EXECUTIVE COMPENSATION

       The following table summarizes the compensation paid by the Company for services rendered during the years ended December 31, 2002, 2001 and 2000 to the Company's current chief executive officer and to each person who, during 2002, served as the chief executive officer of the Company and to each other executive officer of the Company whose total annual salary and bonus for 2002 exceeded $100,000 (each a "Named Executive Officer").

SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                               ------------
                                         ANNUAL COMPENSATION                    SECURITIES        ALL
  NAME AND PRINCIPAL      --------------------------------------------------    UNDERLYING      OTHER(2)
       POSITION                   TIME PERIOD             SALARY    BONUS(1)     OPTIONS      COMPENSATION
-----------------------           -----------             ------    --------    ----------    ------------
John N. Kapoor(3)......   Year ended December 31, 2002   $ 50,000     --         $     --       $     --
Chairman of the Board     Year ended December 31, 2001     50,000     --          500,000             --
                          Year ended December 31, 2000     50,000     --            5,000             --
Arthur S. Przybyl(4)...   Year ended December 31, 2002     93,482     --          300,000          3,308
President and             Year ended December 31, 2001         --     --               --             --
Chief Executive Officer   Year ended December 31, 2000         --     --               --             --
Antonio R. Pera(5).....   Year ended December 31, 2002    140,000     --           50,000        148,000
Former President and      Year ended December 31, 2001    145,186     --          500,000         12,591
Chief Operating Officer   Year ended December 31, 2000         --     --               --             --
Bernard J.
  Pothast(6)...........   Year ended December 31, 2002    148,263     --          100,000             --
Sr. Vice President,       Year ended December 31, 2001     39,094     --           75,000             --
Chief Financial
  Officer,                Year ended December 31, 2000         --     --               --             --
Secretary and Treasurer

------------------------
(1) There were no executive officer bonuses awarded for 2002, 2001 or 2000.

(2) Represents contributions to the Company's Savings and Retirement Plan, except as indicated in notes (4), (5), (6) and (7).

(3) Dr. Kapoor currently serves as Chairman of the Board and served as Chief Executive Officer of the Company from March 2001 to December 2002. Dr. Kapoor is entitled to receive $50,000 annually for his services as Chairman of the Board. With respect to these fees, payments in the amounts of $47,917 for 2001 and $50,000 for 2002 have been deferred as required by the Company's senior lenders. In lieu of a salary for Dr. Kapoor's services as Chief Executive Officer during 2001, the Company issued Dr. Kapoor options to purchase 500,000 shares of the Company's common stock. Dr. Kapoor was not paid a salary or granted options in 2002 for his services as Chief Executive Officer.

(4) Mr. Przybyl became President and Chief Operating Officer on September 23, 2002. His "Other Compensation" for 2002 includes $3,307 for auto allowance. Mr. Przybyl became Interim Chief Executive Officer on February 17, 2003 and Chief Executive Officer on May 30, 2003.

(5) Mr. Pera became President and COO of the Company on June 4, 2001. Mr. Pera's "Other Compensation" for 2002 includes $140,000 for severance, $6,000 for auto allowance and $2,000 for Company sponsored life insurance. His "Other Compensation" for 2001 includes $7,000 for auto allowance and $4,486 for Company sponsored life insurance. Mr. Pera's employment with the Company terminated June 7, 2002.

(6) Mr. Pothast has been Chief Financial Officer, Secretary and Treasurer of the Company since September 2001.

OPTION GRANTS IN LAST FISCAL YEAR

       The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers in the fiscal year ended December 31, 2002, including the potential realizable value over the five-year term of the options, based on assumed rates of stock appreciation of 5% and 10% of the market price of the underlying security on the date of grant, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Company's common stock. No SARs were granted in 2002.

                                                                                              Potential Realizable
                                                                                                Value at Assumed
                                                       Individual Grants                         Annual Rates of
                                     -----------------------------------------------------         Stock Price
                                     Number of      Percent of                                  Appreciation for
                                     Securities    Total Options    Exercise                       Option Term
                                     Underlying     Granted to      or Base                   ---------------------
                                      Options      Employees in      Price      Expiration      5%            10%
              Name                   Granted(#)     Fiscal Year      ($/Sh)        Date         ($)           ($)
              ----                   ----------    -------------    --------    ----------      ---           ---
John N. Kapoor...................           --           --             --            --           --            --
Arthur S. Przybyl................    175,000(1)         16%          $1.00       8/05/07      223,349       281,839
                                     125,000(1)         11%           1.20       9/16/07      191,442       241,577
Antonio R. Pera..................     50,000(1)          4%           3.54       2/19/07      225,902       285,060
Bernard J. Pothast...............     25,000(1)          3%           3.54       2/19/07      112,901       142,530
                                      75,000(1)          6%           1.20       9/16/07      114,865       144,946

------------------------
(1) Issued pursuant to the Amended and Restated 1988 Incentive Compensation Program. The shares subject to these grants vest in four equal increments, one quarter on the grant date and one quarter on the next three successive anniversary dates.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

       The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                                                                          Number of               Value of
                                                                    Securities Underlying    Unexercised in-the-
                                                                     Unexercised Options        Money Options
                                                                        at FY-End(#)           at FY-End($)(1)
                                                         Value      ---------------------    -------------------
                                     Shares Acquired    Realized        Exercisable/            Exercisable/
Name                                 on Exercise(#)       ($)           Unexercisable           Unexercisable
----                                 ---------------    --------        -------------           -------------
John N. Kapoor...................         5,000         $20,475        383,438/250,000         $        --/--
Arthur S. Przybyl................            --              --         75,000/125,000          12,500/50,000
Antonio R. Pera..................            --              --             550,000/--                  --/--
Bernard J. Pothast...............            --              --         62,500/112,500              938/3,750

------------------------
(1) Value of Unexercised in-the-Money options calculated using the December 31, 2002 closing price of $1.25.

EMPLOYMENT AGREEMENTS

       In May 2001 the Company entered into an employment agreement with Mr. Pera pursuant to which Mr. Pera served as President and Chief Operating Officer of the Company. The employment agreement provides for an annual salary of $260,000, increased annually at the discretion of the Board of Directors, plus bonuses determined by a formula stated in the agreement. In addition, the employment agreement contains restrictive covenants concerning the use of confidential information, non-competition and non-solicitation of the Company's employees, both during the term of and after termination of Mr. Pera's employment with the Company. Mr. Pera's employment with the Company terminated on June 7, 2002. In accordance with the employment agreement and the severance agreement executed at the time of his termination, the Company is committed to pay Mr. Pera salary continuance for one year, provide continuation of health benefits and fully vest all stock option grants.

       In September 2001, Mr. Pothast received and accepted an employment offer letter for the position of Vice President Finance and Chief Financial Officer of the Company. His letter provides for an annual salary of $135,000 (to be increased to $150,000 following the Company's first full quarter of positive operating income), a discretionary bonus of up to 30% of his base salary, a grant of options to purchase 75,000 shares of the Company's common stock, severance for six months of his base salary if he is terminated without cause, and other customary benefits for employees of the Company.

       In January 2003, Mr. Przybyl received and accepted an employment offer letter of the position of Interim Chief Executive Officer of the Company. His letter provides for an annual salary of $260,000, a discretionary bonus of up to 50% of his base salary, a grant of options to purchase 50,000 shares of the Company's common stock, severance for one year at his base salary if he is terminated without cause, and other customary benefits for employees of the Company. In connection with his serving as interim Chief Executive Officer of the Company, the Company has provided to Mr. Przybyl supplemental indemnity assurances with respect to any claims associated with his execution, filing and submission of Chief Executive Officer Certifications of SEC reports for periods preceding his direct supervision of financial and accounting matters.

COMPENSATION COMMITTEE INTERLOCKS

       Dr. Bruhl and Mr. Gaw, who currently comprise the Compensation Committee, are each independent, non-employee directors of the Company. No executive officer of the Company served as a director or member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, or (iii) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors, during the year ended December 31, 2002.

EQUITY COMPENSATION PLANS

       Equity Compensation Plans Approved by Shareholders. The shareholders have approved the Akorn, Inc. 1988 Incentive Compensation Program, under which any officer or key employee of the Company is eligible to receive stock options as designated by the Company's Board of Directors, and the Akorn, Inc. 1991 Stock Option Plan for Directors (the "1991 Directors' Plan"), under which, prior to the Plan's expiration in December 2001, options were issuable to directors of the Company.

       Equity Compensation Plans not Approved by Shareholders. With the expiration of the 1991 Directors' Plan, the Board of Directors has approved, subject to obtaining shareholders' approval at the Meeting, the Akorn, Inc. 2002 Stock Option Plan for Directors (the "2002 Directors' Option Plan"). Details of the 2002 Directors' Option Plan are included in this Proxy Statement under the heading "PROPOSAL 2: ADOPTION OF THE AKORN, INC. 2002 STOCK OPTION PLAN" and are not included in the summary table below.

       On November 21, 2002, the Company entered into a success fee arrangement with its restructuring consultants AEG Partners which provides that the Company will issue 1,250,000 warrants to purchase common stock at an exercise price of $1.00 per warrant share upon the date on which each of the following conditions have been met or waived by the Company: (i) the Forbearance Agreement shall have been terminated, (ii) the consultants engagement pursuant to its consulting agreement shall have been terminated and (iii) the Company shall have executed a new or restated multi-year credit facility. All unexercised warrants shall expire on the fourth anniversary of the date of issuance.

       Summary Table. The following table sets forth certain information as of December 31, 2002, with respect to compensation plans under which shares of Akorn common stock were issuable as of that date.

                                                                                       Number of securities
                                                                                  remaining available for future
                              Number of securities to      Weighted-average            issuance under equity
                              be issued upon exercise       exercise price              compensation plans
                              of outstanding options,   of outstanding options,   (excluding securities reflected
                                warrants and rights       warrants and rights          in the first column)
                              -----------------------   -----------------------   -------------------------------
Plan Category
Equity Compensation plans
  approved by security
  holders: .................         3,264,113                   $2.64                       1,333,602
Equity Compensation plans
  not approved by security
  holders:..................                 0                   $1.00                       1,250,000
     Total..................         3,264,113                      --                       2,583,602

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

       General. The Compensation Committee of the Board of Directors, consisting of directors Bruhl and Gaw, neither of whom is an employee of the Company, reviews, analyzes and makes recommendations to the full board related to compensation for the Company's executive officers, evaluates the performance of the Chief Executive Officer and administers the grant of stock options under the Company's Incentive Compensation Program.

       Compensation Objectives. The Compensation Committee believes that compensation for the executive officers should be determined in a manner which emphasizes increasing value for shareholders. Based upon this objective, the Compensation Committee's Incentive Compensation Program is designed to pay base salaries to executives at levels that enable the Company to attract, motivate and retain capable executives. In addition, the Compensation Committee may recommend annual cash bonuses as well as stock option grants as a component of compensation and/or as a reward for performance based upon: (i) individual performance, (ii) the Company's operating and financial results and departmental goals, and (iii) other performance measures. Stock option grants, which are made at the fair market value of the common stock on the grant date, are intended to result in no reward if the stock price does not appreciate, but may provide substantial rewards to executives as shareholders benefit from stock price appreciation. Consistent with this overall philosophy, the Compensation Committee's specific objectives are to:

       - align the financial interests of executive officers with those of shareholders by providing equity-based incentives.

       - allow for the awarding of variable cash bonus compensation payments that take into account the overall Company performance, individual contributions and other factors that increase shareholder value.

       - emphasize performance-based and equity-based compensation for executive officers which rewards performance that exceeds targeted goals, but, in particular, focuses more on overall Company performance, and individual contribution to the achievement of established departmental and company goals, and less on comparable market place compensation comparisons in determining the amount of equity-based compensation and annual cash bonuses.

       Components of Compensation. There are three major elements of executive officer compensation: (i) base salary, (ii) annual cash bonus awards, and (iii) equity-based incentive awards in the form of stock option grants. Executive officers also receive other standard benefits, including medical, disability and life insurance and, in certain instances, a car allowance.

       The Compensation Committee uses its subjective judgment in determining executive officer compensation levels and takes into account both qualitative and quantitative factors. Among the factors considered by the Compensation Committee are the recommendations of the Company's CEO, with respect to the compensation of other key executive officers.

       While the Compensation Committee considers compensation practices and financial performance of companies in the Company's industry and other comparable companies, the Compensation Committee does not target total executive compensation or any component thereof to any particular point within, or outside, the range of companies in the Company's industry and other comparable companies' results. Specific compensation for individual officers will vary from these levels as a result of subjective factors considered by the Compensation Committee unrelated to compensation practices of comparable companies.

       Base Salary. Each Company executive receives a base salary. The Company targets base pay at the level believed necessary to attract and retain capable executives. In determining salaries, the Compensation Committee also takes into account, among other factors, individual experience and performance and specific needs particular to the Company. In some cases, the amount of base salary may be determined by the provisions of an employment contract entered into with the individual that may provide for predetermined increases.

       Bonus. In addition to base salary, executive officers are eligible to receive an annual cash bonus. Bonuses are determined based upon the achievement of qualitative and quantitative individual, departmental and, especially, Company performance. Based on the Company's recent performance, the Compensation Committee did not award any bonuses in either the calendar years 2001 or 2002.

       Stock Options. The Compensation Committee believes that it is important for executives to have an equity stake in the Company, and, toward this end, makes stock options grants to key executives from time to time. In making option awards, the Compensation Committee reviews the needs of the Company in obtaining or retaining a particular individual's services, the awards granted to other executives within the Company and the individual officers specific role and contribution to the Company. During fiscal 2002, option grants were made to Mr. Przybyl and Mr. Pothast in order to retain their services and align their interests with shareholders. Additionally, options were awarded to Mr. Pera, President and COO of the Company at that time, based on the terms of his employment agreement with the Company.

       Chief Executive Officer Compensation Dr. Kapoor agreed to assume the duties of CEO in March 2001 on an interim basis. While Dr. Kapoor does not receive any base salary for his service as CEO, and, in light of the Company's performance did not receive a bonus in 2001 or 2002, the Compensation Committee in 2001 did grant him, in consideration for his assuming the CEO position, options to acquire 500,000 shares of common stock in the belief that this would more closely tie the reward for his efforts to the Company's performance without impacting the Company's cash flow. At the time he assumed the CEO position, Dr. Kapoor was entitled to receive compensation of $50,000 annually for his services as Chairman of the Board; however, Dr. Kapoor has agreed to defer this salary as part of the agreements reached between the Company and the Company's senior lenders.

       Tax Deduction for Compensation. It is the responsibility of the Committee to address the issues raised by tax laws under which certain non-performance based compensation in excess of $1 million per year paid to executives of public companies is non-deductible to the Company and to determine whether any actions with respect to this limit need to be taken by the Company. It is not anticipated that any executive officer of the Company will receive any compensation in excess of this limit.

       SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                 DANIEL E. BRUHL, M.D., CHAIR     DOYLE S. GAW

                            PROPOSAL 2: ADOPTION OF
                AKORN, INC. 2002 STOCK OPTION PLAN FOR DIRECTORS

PURPOSE OF PROPOSAL

       By its terms, the Akorn, Inc. 1991 Stock Option Plan for Directors (the "1991 Directors' Plan") expired in December 2001. This plan had been used to compensate the Board of Directors and help conserve cash resources. The Board of Directors believes that the Akorn, Inc. 2002 Stock Option Plan for Directors (the "2002 Directors' Option Plan") will help the Company continue to attract and retain quality independent directors in spite of nominal levels of director cash compensation. The terms of the 2002 Directors' Option Plan are in most respects identical to the 1991 Directors' Plan, with the exception that (i) only independent directors will be eligible to receive options (as opposed to all directors under the 1991 Directors' Plan), (ii) directors will receive annual grants of options to purchase 15,000 shares of Common Stock (as opposed to 5,000), (iii) the options will vest over one year (as opposed to six months),
(iv) except as otherwise provided in the 2002 Directors' Option Plan, grants will be automatic on January 1 (the exercise price will be determined as of the last trading day of the prior calendar year), as opposed to being automatic on the day after the Annual Meeting, (v) option terms will be ten years (as opposed to five) and (vi) the total number of shares authorized has been increased from 500,000 under the 1991 Directors' Plan to 1,000,000 under the 2002 Directors' Option Plan. A copy of the 2002 Directors' Option Plan is attached hereto as Appendix A.

TERMS OF THE 2002 DIRECTORS' OPTION PLAN

       The 2002 Directors' Option Plan provides for the grant of non-qualified options to persons elected as directors of the Company who qualify as "independent directors." Under the provisions of the 2002 Directors' Option Plan, a person is considered an independent director if he or she qualifies as such under the definition of independent director adopted by the NASD, which definition is incorporated by reference into the 2002 Directors' Option Plan. If the shareholders elect the five candidates currently nominated for election to the Board of Directors and approve the 2002 Directors' Option Plan, four of the five directors (i.e., each of the nominees other than Dr. Kapoor) would be independent directors and as such would be eligible to receive options under the 2002 Directors' Option Plan.

       The total number of shares of Company Common Stock for which stock options may be granted under the 2002 Directors' Option Plan may not exceed 1,000,000 shares, subject to adjustment in the case of a stock dividend, stock split, recapitalization, or other change in shares of Company Common Stock. In the event an option granted under the 2002 Directors' Option Plan expires or is terminated or canceled, options to purchase shares subject to such terminated options may again be issued under the 2002 Directors' Option Plan. Shares issued upon the exercise of stock options under the 2002 Directors' Option Plan may be obtained from authorized and unissued shares or from treasury shares.

       Under the terms of the 2002 Directors' Option Plan, each person who qualifies as an independent director of the Company on January 1 will be granted an option to acquire 15,000 shares of Company Common Stock as of that date. Each person who becomes a director of the Company during the year, and who qualifies as an independent director at that time, will be entitled to receive the pro rata portion of an option to acquire 15,000 shares, based on the number of full calendar months in that year during which that person will serve as a director. In consideration of such option grant, each director receiving an option must execute an agreement to serve on the Board of Directors of the Company during the term for which he or she was elected. The Compensation Committee may, in its sole discretion, grant an option to purchase no more than 100,000 shares to a person who becomes a director of the Company at any time after January 1, 2003 and who qualifies as an independent director at that time, but no member of the Compensation Committee will be eligible to be granted such an option and any director who is granted such an option will not be permitted to serve on the Compensation Committee for one year after grant of such option.

       Options granted under the 2002 Directors' Option Plan are exercisable in full one year after grant and remain exercisable for ten years from the date of grant. In the event of the death of an optionee, the option may be exercised during its term by the estate of the optionee or by any person who acquires the right to exercise the option by bequest, by inheritance or by reason of the death of an optionee. Options are not assignable or transferable by an optionee other than by will or by the laws of descent and distribution.

       The option exercise price is the fair market value of the shares covered by the option at the time the option is granted. The exercise price must be paid in full at the time of exercise. The exercise price may be paid in cash, in shares of Company common stock owned by the optionee for a period of six months, valued at fair market value, or by delivering an exercise notice to a broker approved by the Company with instructions to deliver the sale or loan proceeds to the Company to pay the exercise price.

       In the event of a proposed dissolution, reorganization, merger or consolidation involving the Company, in which the Company is not the surviving corporation, or transfer of substantially all the property or more than two-thirds of the stock of the Company, the Board will give written notice to each optionee of the proposed transaction and the optionee will have the right to exercise his options effective immediately prior to the consummation of the proposed transaction. If the proposed transaction is consummated, each unexercised option will terminate. If the proposed transaction is not consummated and the optionee has so chosen, the options will remain unexercised.

       The 2002 Directors' Option Plan will be administered by the Compensation Committee of the Board of Directors. The 2002 Directors' Option Plan will terminate ten years from the date it is approved by the shareholders of the Company, unless sooner terminated by the Board of Directors. The Board of Directors may amend the 2002 Directors' Option Plan except that, without the approval of the shareholders, the Board may not amend the plan to (i) materially increase the benefits under the plan, (ii) increase the maximum aggregate number of shares for which options may be granted under the plan, or (iii) permit the granting of options to anyone other than as currently provided in the plan. Any termination or amendment of the 2002 Directors' Option Plan may not, without the consent of an optionee, affect the optionee's rights under an outstanding option.

       Subject to the approval of the 2002 Directors' Option Plan by the shareholders, (i) options to purchase 15,000 shares of the Company Common Stock were granted to each of the persons who qualified as an independent director on January 1, 2003 (Dr. Bruhl, Mr. Gaw and Mr. Ellis), (ii) an option to purchase 20,000 shares of Company Common Stock was granted to Mr. Johnson upon joining the Board, and (iii) options to purchase 10,000 shares of Company Common Stock were granted to each member of the Corporate Governance Committee (Dr. Bruhl, Mr. Ellis and Mr. Johnson) as a special award in recognition of their service on such committee.

       The closing sales price of a share of Company Common Stock on July   ,
2003 as quoted on the "Pink Sheets" was $[0.70].

    PLAN BENEFITS UNDER THE AKORN, INC. 2002 STOCK OPTION PLAN FOR DIRECTORS

NAME AND POSITION                                              NUMBER OF SHARES
-----------------                                              ----------------
All Independent.............................................        95,000
Directors as a Group (currently four persons)...............

FEDERAL INCOME TAX CONSEQUENCES

       To the Optionees. An optionee will not recognize any income for federal income tax purposes on the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, an optionee generally will recognize compensation taxable as ordinary income, equal to the difference between the fair market value of the Company common stock on the date of exercise and the exercise price.

       An optionee will recognize capital gain or loss on the sale or exchange of stock acquired pursuant to an exercise of a non-qualified stock option. Such gain or loss will be equal to the difference between the optionee's adjusted basis in the stock, which will include the exercise price and any ordinary income recognized on exercise of the option, and the fair market value of the stock on the date of sale or exchange.

       To the Company. The Company generally will be entitled to a business expense deduction at the time and in the amount that the optionee recognizes ordinary income in connection with the exercise of an option.

BOARD RECOMMENDATION

       THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THE 2002 DIRECTORS' PLAN IS IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE 2002 DIRECTORS' PLAN.

           PROPOSAL 3: APPROVAL OF CERTAIN OF THE CONVERSION FEATURES OF THE SUBORDINATED DEBT ISSUED BY THE COMPANY TO A TRUST
               CONTROLLED BY THE COMPANY'S CHAIRMAN OF THE BOARD

       At the Meeting, the Company's shareholders will be asked to approve certain of the conversion features of the Subordinated Debt (as defined below) issued by the Company to a trust controlled by Dr. John N. Kapoor. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THIS PROPOSAL. The approval requires a majority of the votes cast at the meeting.

BACKGROUND

       During the first half of 2001, the Company experienced significant cash flow problems which jeopardized the viability of its business and which resulted in the occurrence of a default under the Company's Amended and Restated Credit Agreement (the "Credit Agreement") with its lending banks (the "Senior Lenders") under which the Company had borrowed $44,800,000 (the "Senior Debt"). Specifically, after extended negotiations, the Company and its Senior Lenders entered into a Forbearance Agreement pursuant to which the Senior Lenders agreed to forbear from taking action against the Company to enforce their rights under the Credit Agreement in return for the Company complying with various conditions set forth in the Forbearance Agreement. One of those conditions was the infusion into the Company of $5,000,000 of subordinated debt financing, with $3,000,000 of such financing to be in place by July 13, 2001 and the remaining $2,000,000 of financing to be in place by August 16, 2001.

       As noted above, because of the Company's financial difficulties during the first half of 2001, the Company was in need of additional working capital. As the Company had already borrowed the full amount available under the Credit Agreement, obtaining additional debt, which would have to be subordinate to the debt held by the Senior Lenders, was essential if the Company was to be able to continue operations and comply with the terms of the Forbearance Agreement. Beginning in March 2001, the Company's Senior Lenders began demanding that the Company obtain additional working capital, which would be subordinated to the debt of the Senior Lenders, from Dr. Kapoor or an entity affiliated with Dr. Kapoor. Negotiations to obtain this funding were conducted between Directors Bruhl and Gaw, on behalf of the Company, and Dr. Kapoor, on behalf of the John
N. Kapoor Trust dated 9/20/89 (the "Trust"), the sole trustee and sole beneficiary of which is Dr. John N. Kapoor, the Company's Chairman of the Board of Directors, and the beneficial owner of approximately 22% of the Company's currently outstanding common stock. The negotiations resulted in the Trust, on April 17, 2001, committing to provide the Company with $3,000,000 of subordinated debt, which commitment, as described below, was later increased to $5,000,000 and was formalized in a Convertible Bridge Loan and Warrant Agreement (the "Bridge Loan Agreement"), which was executed on July 13, 2001 in conjunction with the Forebearance Agreement. Pursuant to the Bridge Loan Agreement, the Trust agreed to provide the $5,000,000 of subordinated debt required under the terms of the Forbearance Agreement (the "Subordinated Debt") in two loans: a $3,000,000 loan upon execution of the Bridge Loan Agreement ("Loan A") and a second $2,000,000 loan on or before August 16, 2001 ("Loan B").

       Under the terms of the Bridge Loan Agreement, the Subordinated Debt accrues interest at the same rate as the Company pays under the Credit Agreement, which is currently prime plus 3%. As originally structured, Dr. Kapoor, as Trustee of the Trust, was given the option to convert the Subordinated Debt, and interest on Loan B, into common stock of the Company at any time within five years of the funding of each portion of the Subordinated Debt. A subsequent amendment of the Bridge Loan Agreement, which is described below, permitted, subject to shareholder approval, conversion of interest on Loan A and interest on Loan B into common stock up until December 20, 2006. With respect to Loan A, and the interest therein, the conversion price is $2.28 per share of common stock, which was the closing price of the Company's common stock on the Nasdaq National Market on April 17, 2001, the date on which the Trust committed to provide the Company with Loan A (the "Initial Commitment Date"). With respect to Loan B, and interest thereon, the conversion price is $1.80 per share, which was the closing price of the Company's common stock on the Nasdaq National Market on May 25, 2001, the date on which the Trust, in response to the Company's worsening financial difficulties and the demands of the Senior Lenders, modified its initial commitment by committing to provide the additional $2,000,000 of subordinated debt that constitutes Loan B (the "Additional Commitment Date").

       As part of the consideration provided to the Trust for the Subordinated Debt, the Company agreed to issue the Trust warrants (the "Warrants") to purchase shares of the Company's common stock. With respect to Loan A, the Company issued a warrant allowing the Trust to purchase up to 1,000,000 shares of the Company's common stock at a price of $2.85 per share, which represented a 25% premium over the closing stock price of the Company's common stock on the Initial Commitment Date. With respect to Loan B, the Company issued a warrant to the Trust allowing it to acquire 667,000 shares of the Company's common stock at a price of $2.25 per share, which represented a 25% premium over the closing stock price of the Company's common stock on the Additional Commitment Date. All of the shares of the Company's common stock which the Trust would receive, either pursuant to a conversion of all or a portion of the Subordinated Debt, conversion of interest on Loan A, if approved, or Loan B or the exercise of all or a portion of the Warrants, are subject to a Registration Rights Agreement by and between the Company and the Trust requiring the Company to register the shares received by the Trust upon request of the Trust.

       Under the Nasdaq National Market System corporate governance rules in effect at the time the Company entered into the Bridge Loan Agreement, companies traded on the Nasdaq System (which the Company then was) were required to obtain shareholder approval for related party transactions such as those covered by the Bridge Loan Agreement. See "Nasdaq Rules Regarding Shareholder Approval" below. Under these Nasdaq rules, however, an exception for obtaining shareholder approval was available when a delay in securing such approval would seriously jeopardize the financial stability of the enterprise and reliance by the company on the exception was expressly approved by its Audit Committee or a comparable body of the Board of Directors. On April 17, 2001, the Audit Committee of the Board, which then consisted of Directors Bruhl and Gaw, expressly authorized the Company to seek an exception for obtaining shareholder approval from the NASD. This authorization was based upon the Audit Committee's business judgment that the Company's deteriorating financial condition, immediate need for additional working capital, unavailability of existing credit under the Company's then existing credit lines, and the demands of the Company's Senior Lenders that $3,000,000 of subordinated debt be in place by May 15, 2001, did not allow the Company the opportunity to call a shareholders meeting to approve the original conversion features of the Subordinated Debt or the issuance of the initial warrant. Upon application to the National Association of Securities Dealers (the "NASD"), which oversees the Nasdaq corporate governance rules, in April 2001 the NASD was satisfied that an exception to obtaining shareholder approval was warranted, based on the above-described difficulties, with respect to conversion of the principal of Loan A and the issuance of common stock pursuant to the initial Warrant, in order not to jeopardize the financial viability of the Company.

       During the period that the Company's exception request was pending before the NASD, the Company's financial condition continued to deteriorate. The Company recorded a net loss for the six months ended June 30, 2001 of approximately $14,651,000, trade payables dramatically increased, sales and cash flow decreased and the Company was unable to make a scheduled principal reduction on the Senior Debt. In light of the foregoing, the Trust notified the Company that it would delay the making of Loan A until the Company had resolved its payment and other defaults with the Senior Lenders. Among the Senior Lenders' requirements for waiving the Company's default was a requirement that the amount of new subordinated debt be increased by $2,000,000. In light of the foregoing, and based on the Audit Committee's business judgment that the delay caused by securing shareholder approval would seriously jeopardize the financial stability of the Company, on June 4, 2001, the Audit Committee authorized the Company to seek a second exception from NASD to the shareholder approval requirement and, accordingly, a second exception request was made on June 7, 2001. As noted above, on July 13, 2001, the Company and the Senior Lenders entered into the Forebearance Agreement which required all $5,000,000 of Subordinated Debt to be in place by August 16, 2001. On August 16, 2001, the NASD, in light of the Company's demonstration of its worsening financial problems and the demands of the Company's Senior Lenders, granted its approval to the conversion of the principal and interest on Loan B and the issuance of a second warrant. The Trust thereupon provided the proceeds of Loan B to the Company in compliance with the Forebearance Agreement. Shareholder consent is not being sought with respect to the stock conversion authorizations previously approved by the NASD.

SUBSEQUENT SUBORDINATED DEBT MODIFICATION

       On December 20, 2001, the Company obtained a $3,250,000 five year loan (the "NeoPharm Loan") from NeoPharm, Inc. to fund the Company's efforts to complete its lyophilization facility located in Decatur, Illinois. Dr. Kapoor, the Company's Chairman of the Board, major shareholder and the trustee of the Trust, is also Chairman of NeoPharm and, at the time of the Loan, the holder of approximately 27% of NeoPharm's outstanding shares. Because of his conflicting interests, Dr. Kapoor abstained from any discussion or vote by the board of directors of either the Company or NeoPharm with respect to the NeoPharm Loan. Among the conditions imposed by NeoPharm for the Company's obtaining the NeoPharm Loan, was the provision that the Subordinated Debt, which was already subordinate to the Senior Debt, also be made subordinate to the NeoPharm Loan and that the term of the Subordinated Debt be extended from 36 months to 65 months, so that it would be coterminous with the NeoPharm Loan. As consideration for the Trust agreeing to this further subordination of the Subordinated Debt, and to the extension of the term of the Subordinated Debt from 36 months to 65 months, the Company agreed to allow the conversion of interest on Loan A into common stock of the Company (the "Loan A Interest Conversion") as well as to allow the conversion of interest earned on Loan B for the period from the original conversion cutoff date of August 16, 2006 to the new extended maturity date of December 20, 2006, into shares of common stock of the Company (the "Extended Interest Conversion"). Implementation of the Loan A Interest Conversion, as well as the Extended Interest Conversion, were each specifically conditioned upon obtaining shareholder approval prior to August 31, 2002, which date has been extended on several occasions, most recently on June 30, 2003, requiring shareholder approval prior to September 30, 2003. Because the modification to the Subordinated Debt was believed to allow time to obtain shareholder approval, both the Company and Dr. Kapoor agreed that no exception to the NASD requirement for obtaining shareholder approval was either required or should be sought from the NASD and that instead the matter should be presented to the shareholders at the next annual meeting which has usually been held in the summer of each year. However, in light of an investigation by the Securities Exchange Commission's Division of Enforcement, audited financial statements were not available. In the absence of the audited financial statements which are required to accompany or precede the proxy statement, the Company was forced to delay the meeting until audited financial statements were available. Accordingly, approval for the Loan A Interest Conversion and the Extended Interest Conversion is now being sought from the shareholders. Copies of the amendments to the Subordinated Debt are set forth in Appendix B to this Proxy Statement.

NASDAQ RULES REGARDING SHAREHOLDER APPROVAL

       At the time the Company entered into the Bridge Loan Agreement and the NeoPharm Loan, Rule 4350(i)(1)(A) of the Nasdaq National Market System corporate governance rules required that when a Company listed on the Nasdaq National Market System entered into an arrangement with any of its officers or directors, pursuant to which stock would be acquired by those officers or directors in excess of the lesser of 1% of the number of shares of Common Stock outstanding, or 1% of the voting power outstanding, or 25,000 shares, shareholder approval for such transactions was required. As noted above, an exception for obtaining shareholder approval was available, upon application to NASD, when the delay necessitated in securing shareholder approval would seriously jeopardize the financial viability of the enterprise. The Company obtained exceptions from the NASD in May 2001 and August 2001, for the conversion of the principal amount of the Subordinated Debt and interest on Loan B and for the issuance of the Warrants. At the time the Company entered into the NeoPharm Loan, the Company's stock was traded on the Nasdaq National Market System and thus the Company was subject to the corporate governance rules, including Rule 4350(i)(1)(A). On June 30, 2003, an amended version of Rule 4350(i)(1)(A) was finalized. The Company does not believe that the conversion features of the Subordinated Debt would require shareholder approval under the new rule. Nevertheless, because the conversion features were added under the predecessor rule, the Company is undertaking to comply with the predecessor rule.

       Although the Company was delisted from the National Market System by Nasdaq on June 24, 2002, and the Company's appeal of that decision was denied on October 1, 2002, the Company hopes to again gain listing status on Nasdaq or another national exchange at a future date, though no assurance can or is given that such relisting or listing will ever be obtained. For that reason, and in order to comply with the terms of the Bridge Loan Agreement, as amended, the Company wishes to obtain shareholder approval so as to avoid the possibility that an objection could be raised at a future date that the Company failed to comply with Rule 4350(i)(1)(A). Accordingly, with respect to the Loan A Interest Conversion, as well as the Extended Interest Conversion, the Company now is seeking shareholder approval in order to comply with Nasdaq corporate governance rules in effect prior to June 30, 2003 and with the terms of the Bridge Loan Agreement, as amended. The Company does not believe that the laws of the State of Louisiana (where the Company is incorporated) require shareholder approval of these transactions.

PERCENTAGE OWNERSHIP

       At the present time, the Company projects that, if the Trust were to elect to convert the interest on Loan A and the interest earned on Loan B, in each case until the extended maturity date of December 20, 2006, into common stock of the Company, that, based upon an assumed constant interest rate of 7.25% (which was the interest rate on the Subordinated Debt as of June 15, 2003), approximately 1,140,000 shares of Common Stock would become issuable to the Trust. Of course, this projected number of shares could be more or less than 1,140,000 depending on a number of factors, including, but not limited to: (i) whether the interest rate payable on the Subordinated Debt were to increase or decrease, (ii) whether the Company, with the consent of the Senior Lender, NeoPharm and the Trust, made prepayment of all or a portion of the Subordinated Debt in advance of the maturity date, (iii) whether the Trust elected not to convert all or a portion of the interest earned on the Subordinated Debt into shares of common stock, and (iv) whether the Company's shareholders approve the additional conversion features.

       Currently, the Trust has the right to convert the $3,000,000 of Loan A principal into 1,315,789 shares of Common Stock, and the $2,000,000 of Loan B principal into 1,111,111 shares of common stock. In addition, from receipt of the Loan B proceeds on August 16, 2001 to December 10, 2002, approximately $304,082 of interest has accrued on Loan B, which interest would be convertible into 168,934 shares of common stock. Further, the Warrants are convertible into 1,667,000 shares of common stock.

       John N. Kapoor, the sole trustee and sole beneficiary of the Trust, and members of his immediate family, currently have beneficial ownership of approximately 9,221,678 shares, (which includes those shares of common stock issuable under the Warrants and upon conversion of the Subordinated Debt), which holdings would represent, in the aggregate, and if all options, rights and warrants were fully exercised, 38% of the common stock of the Company. See "BENEFICIAL OWNERSHIP" above.

       Dr. Kapoor and the members of his immediate family will have the right to vote 4,325,400 shares of common stock at the Annual Meeting, representing approximately 22% of the total shares eligible to be cast at the Annual Meeting (assuming that none of the Warrants or shares subject to option are exercised and that none of the Subordinated Debt is converted into shares of common stock prior to the Meeting date). Dr. Kapoor has advised the Company that he, and members of his immediate family, intend to vote all of the shares controlled by them FOR approval of Proposal 3.

CONSEQUENCES OF FAILURE TO RECEIVE SHAREHOLDER APPROVAL

       If the Company's shareholders do not approve the Loan A Interest Conversion and the Extended Term Interest Conversion, the Company would be in default under the Bridge Loan Agreement and, at the option of the Trust, the Subordinated Debt could be accelerated and become due and payable on September 30, 2003. Any default under the Bridge Loan Agreement would constitute an event of default under both the Credit Agreement and the NeoPharm Loan. In the event of such a default the Senior Debt, which is currently approximately $37,000,000, plus interest, and the $3,250,000, plus interest, due under the NeoPharm Loan, could be declared to be due and payable, notwithstanding the Forbearance Agreement which is presently in place between the Company and its senior lender. At the current time, the Company does not have alternative sources of financing available to it which would allow it to pay off the Senior Debt, the NeoPharm Loan and the Subordinated Debt, with the result that if the Company's Senior Lenders choose to do so, they could foreclose on the assets which secure these various loans, which assets constitute all of the Company's assets.

       Pursuant to Section 84 of the Louisiana Business Corporation Law, no contract or transaction between a corporation and one or more of its directors or officers is void or voidable solely for this reason if (i) the material facts as to his interest and as to the contract or transaction were disclosed or known to the board of directors or the committee, and the board or committee in good faith authorized the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; (ii) the material facts as to his interest and as to the contract or transaction were disclosed or known to the shareholders entitled to vote thereon, and the contract or transaction was approved in good faith by vote of the shareholders; or (iii) the contract or transaction was fair as to the corporation as of the time it was authorized, approved or ratified by the board of directors, committee, or shareholders.

       The Company believes that it has, at a minimum, already satisfied the requirements of clause (i) described above so that the transaction will not be void or voidable. If the shareholders approve this proposal, the Company believes that it will satisfy clause (ii) described above with respect to the matter being submitted to shareholders for approval. In such case, the Company believes that it would be extremely difficult for a shareholder to challenge the approved transactions under Section 84 of the Louisiana Business Corporation Law.

AVAILABLE INFORMATION

       Copies of the Bridge Loan Agreement, the Warrants, the Registration Rights Agreement by and between the Company and the Trust and the Forbearance Agreement by and among the Company, Akorn (New Jersey), Inc. and The Northern Trust Company, dated as of July 12, 2001 were all filed as exhibits to the Company's report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2001. Copies of the NeoPharm Note, the Subordination and Intercreditor Agreement between NeoPharm and the Trust and of the Subordination, Standby and Intercreditor Agreement among the Company, the Trust, NeoPharm and the Senior Lenders were all filed as exhibits to the Company's report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2002. Copies of each of the foregoing documents may also be obtained, without charge, from the Office of the Secretary of the Company, 2500 Millbrook Drive, Buffalo Grove, Illinois 60089.

BOARD OF DIRECTORS RECOMMENDATION

       The Board of Directors of the Company believes that the conversion of the interest on Loan A, as well as approval of the conversion of interest which will accrue on Loan B after August 16, 2006, is in the best interest of the Company and its shareholders. Among the factors considered by the Board in approving the NeoPharm Loan and the amendment to the Bridge Loan Agreement was the need to procure funds in order to complete the Company's lyophilization project, which project the Board considers to be important to the Company's future efforts.

       Approval of the conversion of the Loan A Interest and the Extended Term Conversion Interest requires a majority of the votes cast (present or represented at the Meeting).

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE CONVERSION OF CERTAIN INTEREST ON THE SUBORDINATED DEBT AS DESCRIBED ABOVE.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       On March 21, 2001, in consideration of Dr. John N. Kapoor assuming the positions of President and interim CEO of the Company, the Compensation Committee of the Board of Directors agreed to issue Dr. Kapoor 500,000 options under the Amended and Restated Akorn, Inc. 1988 Incentive Compensation Program in lieu of cash compensation.

       On July 12, 2001, the Company entered into a $5,000,000 subordinated debt transaction with the Trust, the sole trustee and sole beneficiary of which is Dr. John N. Kapoor, the Company's Chairman of the Board of Directors. Details of this transaction are set forth herein under the heading "PROPOSAL 3: APPROVAL OF CERTAIN OF THE CONVERSION FEATURES OF THE SUBORDINATED DEBT ISSUED BY THE COMPANY TO A TRUST CONTROLLED BY THE COMPANY'S CHAIRMAN OF THE BOARD."

       In December 2001, the Company entered into a $3,250,000 five-year loan with NeoPharm, Inc. ("NeoPharm") to fund the Company's efforts to complete its lyophilization facility located in Decatur, Illinois. Dr. John N. Kapoor, the Company's Chairman of the Board, is also chairman of NeoPharm and holds a substantial stock position in that company as well as in the Company. Under the terms of the promissory note, dated December 20, 2001, evidencing the loan (the "Promissory Note") interest will accrue at the initial rate of 3.6% and will be reset quarterly based upon NeoPharm's average return on its cash and readily tradable long and short-term securities during the previous calendar quarter. The principal and accrued interest is due and payable on or before its maturity on December 20, 2006. The Promissory Note provides that the Company will use the proceeds of the loan solely to validate and complete the lyophilization facility located in Decatur, Illinois. In consideration for the NeoPharm Loan, under a separate manufacturing agreement between the Company and NeoPharm, the Company, upon completion of the lyophilization facility, agrees to provide NeoPharm with access to at least 15% of the facilities' capacity at discounted pricing. The Promissory Note is subordinated to the Company's Senior Debt, but is senior to the Subordinated Debt owed to the Trust.

       Concurrently with the completion of the Promissory Note between the Company and NeoPharm, the Company entered into an agreement with the Trust, which amended the Bridge Loan Agreement. The amendment extended the term of the Bridge Loan Agreement so that it would terminate concurrently with the Promissory Note on December 20, 2006. The amendment also made it possible for the Trust, subject to shareholder approval, to convert the interest accrued on the $3,000,000 Loan A and the interest accrued on Loan B into common stock of the Company up until December 20, 2006. See: "PROPOSAL 3: APPROVAL OF CERTAIN OF THE CONVERSION FEATURES OF THE SUBORDINATED DEBT ISSUED BY THE COMPANY TO A TRUST CONTROLLED BY THE COMPANY'S CHAIRMAN OF THE BOARD."

       Mr. John N. Kapoor, Ph.D., the Company's current Chairman of the Board and Chief Executive Officer from March 2001 to December 2002, and a principal shareholder, is the sole shareholder of EJ Financial Enterprises, Inc., a health care consulting company ("EJ Financial"). EJ Financial is involved in the management of health care companies in various fields, and Dr. Kapoor is involved in various capacities with the management and operation of these companies. The John N. Kapoor Trust, the beneficiary and sole trustee of which is Dr. Kapoor, is a principal shareholder of each of these companies. As a result, even while Chief Executive Officer of the Company, Dr. Kapoor did not devote his full time to the business of the Company. Although such companies do not currently compete directly with the Company, certain companies with which EJ Financial is involved are in the pharmaceutical business. Discoveries made by one or more of these companies could render the

Company's products less competitive or obsolete. In addition, as described above, one of these companies, NeoPharm, Inc., of which Dr. Kapoor is Chairman and a major shareholder, recently entered into a loan agreement with the Company. The Company also owes EJ Financial $18,000 in consulting fees for each of 2002 and 2001, as well as expense reimbursements of $1,987.30 and 182,369.84 for 2002 and 2001, respectively. These consulting services have been provided by employees of EJ Financial other than Dr. Kapoor and were unrelated to the services provided by Dr. Kapoor in his capacity as Chief Executive Officer.

       The Company has an equity ownership interest in Novadaq Technologies, Inc. ("Novadaq") of 4,132,000 common shares, representing approximately 16.9% of the outstanding stock of Novadaq. Previously, the Company had entered into a marketing agreement with Novadaq, which was terminated in early 2002. The Company, as part of the termination settlement, received the aforementioned shares and entered into an agreement with Novadaq to be the exclusive future supplier of Indocyanine Green for use in Novadaq's diagnostic procedures. The Company also has the right to appoint one individual to the Board of Directors of Novadaq. Ben J. Pothast, the Company's Chief Financial Officer, currently serves in this capacity.

                               PERFORMANCE GRAPH

       The graph below compares the cumulative shareholder return on the Company's Common Stock for the last five years through December 31, 2002 with the NASDAQ US Index and the NASDAQ Pharmaceutical Index. The graph assumes $100 was invested in December 1997 in the Company Common Stock and the two indices presented and that all dividends were reinvested. As of June 24, 2002, however, the Company's Common Stock was delisted by Nasdaq and is now quoted in the "Pink Sheets".

                               PERFORMANCE GRAPH

TOTAL RETURN CHART         12/31/97      12/31/98      12/31/99      12/31/00      12/31/01      12/31/02
---------------------------------------------------------------------------------------------------------
NASDAQ US                    100           141           262           158           125            86
NASDAQ PHARM                 100           127           239           299           254           164
AKRN (AKORN)                 100           134           134           181           110            34

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       During 2002, Mr. Przybyl and Mr. Pothast, both officers of the Company, failed to file timely with the SEC one Form 4 to report current transactions, as required by Section 16(a) of the Securities Exchange Act of 1934. All such transactions have been reported on amended statements or annual statements on Form 5.

                   MATTERS PERTAINING TO INDEPENDENT AUDITORS

       The aggregate fees billed to the Company for services rendered during the fiscal year ended December 31, 2002 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, are as follows:

Audit Fees..................................................  $243,978
Financial Information Systems Design and Implementation           None
  Fees......................................................
All Other Fees..............................................  $330,235

       On May 1, 2003, the Company announced that Deloitte & Touche LLP ("Deloitte") had notified the Company that it would decline to stand for re-election as the Company's independent accountant after completion of its audit of the Company's consolidated financial statements as of and for the year ended December 31, 2002. Deloitte completed its audit and delivered its auditors' report, dated May 9, 2003, on May 20, 2003. Deloitte has advised the Company that the client-auditor relationship between the Company and Deloitte has ceased. Deloitte's reports on the Company's consolidated financial statements for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Deloitte's report on the Company's 2001 financial statements included an explanatory paragraph relating to the restatement of such financial statements discussed in Note S thereto, and its reports on the Company's 2001 and 2002 consolidated financial statements included an explanatory paragraph relating to the uncertainty with respect to the Company's ability to continue as a going concern.

       During the two fiscal years of the Company ended December 31, 2002 and 2001, and the subsequent interim period through the date hereof, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Deloitte's satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports on the Company's financial statements.

       Except as set forth in the next paragraph, during the two most recent fiscal years and the subsequent interim period through the date of this Proxy Statement, there have been no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

       Deloitte has informed the Company that, in connection with its audit of the Company's consolidated financial statements for the year ended December 31, 2002, it noted certain matters involving the Company's internal control that Deloitte considers to be material weaknesses. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. Deloitte concluded that the following matters constitute material weaknesses:
(i) failure to analyze accounts receivable in a sufficient level of customer detail to enable management to adequately calculate an allowance for doubtful accounts; (ii) misstatements in fixed assets, including unrecorded disposals, balances for abandoned construction projects that had not been written off, the use of incorrect useful lives, failure to prepare and review fixed asset roll forward schedules and reconciliations on a timely basis and failure to take a physical inventory of fixed assets in several years; and (iii) when taken together, incomplete internal control documentation, inadequate communication of transactions and contract terms affecting financial results, untimely preparation and inadequate management review of analyses, inadequate documentation and analysis to support the assumptions used to calculate various account balances, and inadequate controls over manual journal entries. Deloitte further advised the Company that it believes that these material weaknesses constitute a reportable event as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Company's Audit Committee has discussed these matters with Deloitte.

       The Company has reviewed the matters identified by Deloitte and has concluded that the misstatements identified by Deloitte are the result of errors and not fraud. Although the Company does not necessarily agree with Deloitte's judgment that there are material weaknesses in the Company's internal controls, the Company is in the process of conducting a full review of its internal controls and putting in place procedures designed to address all relevant internal control issues, including those identified by Deloitte.

       The Company also has begun the process of selecting a new independent accountant. If the Company selects a new independent auditor for the year ending December 31, 2003, prior to the Meeting, it is expected that a representative of the new auditor will attend the Meeting, will have an opportunity to make a statement if he wishes to do so and will be available to respond to questions.

                     INCORPORATION OF FINANCIAL INFORMATION

       The Company's audited consolidated financial statements and notes thereto, selected financial data, management's discussion and analysis of financial condition and results of operations, and quantitative and qualitative disclosures about market risk, for the fiscal year ended December 31, 2002, included in the Company's 2002 annual report on Form 10-K, are hereby incorporated by reference and accompany this Proxy Statement. In addition, consolidated supplementary financial statements and notes thereto, including selected financial data and management's discussion and analysis of financial condition, results of operations, and quantitative and qualitative disclosures about market risk, for the quarterly period ended March 31, 2003, included in the Company's quarterly report on Form 10-Q for such period, are hereby incorporated by reference and accompany this Proxy Statement.

                                 OTHER MATTERS

OTHER BUSINESS

       Management is unaware of any matter for action by shareholders at the Meeting other than those described in the accompanying notice. The enclosed proxy, however, will confer discretionary authority with respect to any other matter that may properly come before the Meeting, or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

SHAREHOLDER PROPOSALS

       As it is anticipated that the Company will have its 2004 annual meeting
of shareholders in [           ], 2004, any shareholder who desires to present a
proposal qualified for inclusion in the Company's proxy materials for the annual meeting of shareholders to be held in 2004 must forward the proposal in writing to the Secretary of the Company at the address shown on the first page of this
proxy statement in time to arrive at the Company no later than [           ],
2004.
                                   By Order of the Board of Directors
                                   Ben J. Pothast
                                   Secretary
Buffalo Grove, Illinois
July [  ], 2003

                                   APPENDIX A

                                  AKORN, INC.
                             2002 STOCK OPTION PLAN
                                 FOR DIRECTORS

     1. Purpose.

       The purpose of this Akorn, Inc. 2002 Stock Option Plan for Directors (the "Plan") is to attract and retain the services of experienced and knowledgeable persons who qualify as independent directors (as herein defined) as directors of Akorn, Inc. (the "Corporation") for the benefit of the Corporation and its shareholders by means of stock options and to provide additional incentive for such independent directors to continue to work for the best interests of the Corporation and its shareholders.

     2. Shares Subject to the Plan.

       The total number of shares of common stock, no par value per share, of the Corporation (the "Shares") for which stock options may be granted under the Plan ("Options") shall not exceed 1,000,000 in the aggregate, subject to adjustment in accordance with Section 10 hereof. In the event that an Option granted hereunder expires or is terminated or cancelled unexercised as to any Shares, Options to purchase such Shares may again be issued under the Plan. Shares issued under the Plan upon the exercise of Stock Options may be authorized and unissued Shares or issued Shares held as treasury shares.

     3. Administration of the Plan.

       The Compensation Committee of the Board of Directors of the Corporation (the "Committee") shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

     4. Eligibility: Grant of Options.

       (A) Until such time as the Plan is terminated, each independent director of the Corporation shall be automatically granted an Option each year to acquire 15,000 Shares under the Plan on the first day of each calendar year. Each person who first becomes a director of the Corporation after the first day of the year, and during the term of the Plan, and who qualifies as an independent director will be entitled to receive the pro rata portion of an Option to acquire 15,000 Shares, based on the number of full calendar months during that year that such person will serve as a director.

       (B) In addition to the automatic grant of Options provided in Section 4(a) above, the Compensation Committee may, in its sole discretion, grant an Option of no more than 100,000 Shares to a person who becomes a director of the Corporation at any time after January 1, 2003, and who qualifies as an independent director but no member of the Compensation Committee shall be eligible to be granted an Option under this Section 4(b) and any director who is granted an Option under this Section 4(b) shall not be permitted to serve on the Compensation Committee for one year after grant of an Option under this Section 4(b).

       (C) Prior to the approval of the Plan by shareholders, the Compensation Committee may, in its sole discretion, grant Options to acquire 30,000 shares to independent directors in recognition of their service to the Company.

       (D) Only persons who qualify as "independent directors" shall be eligible to receive options under this Plan. As used herein, a director shall be deemed to be an "independent director" if such director satisfies the definition of "Independent Director" set forth in NASD Marketplace Rule 4200(a)(14) as the same reg. hereafter be amended from time to time, and such rule is hereby incorporated by reference herein.

     5. Option Agreement.

       Each Option granted under the Plan shall be evidenced by an Option agreement (the "Agreement") duly executed on behalf of the Corporation and by the director to whom such Option is granted. Such Agreements shall (i) comply with and be subject to the terms and conditions of the Plan and (ii) provide that the optionee agrees to continue to serve as a director of the Corporation during the term for which he was elected. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee. No purported grant of any Option shall be effective until an Agreement shall have been duly executed on behalf of the Corporation and the director to whom the Option is to be granted.

     6. Stock Option Exercise Price.

       The exercise price for a Stock Option granted under the Plan shall be the fair market value of the Shares covered by the Stock Option at the time the Stock Option is granted. For purposes hereof, if the common stock of the Corporation is listed on any national exchange or any automated quotation system which provides sale quotations, the fair market value shall be the closing sale price quoted on such exchange or quotation system as reported in the Wall Street Journal, or, if not reported in the Wall Street Journal, such other reporting source as shall be generally available within the United States, or such other source as the Committee deems reliable, for the trading day next preceding the date of the grant of the Option or if there are no trades on such date then on the preceding date on which a trade did occur. In the absence of an established market for the Shares, the fair market value thereof shall be determined in good faith by the Committee.

     7. Time and Manner of Exercise of Opinion.

       (A) Except as otherwise provided in Section 10(b) hereof, Options granted under the Plan shall be exercisable in full one year after the date of grant of the Options and shall remain exercisable during the period ending ten years from the date of grant.

       (B) To the extent that the right to exercise an Option has accrued and is in effect, the Option may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the Option to the Corporation, stating the number of Shares with respect to which the Option is being exercised, and accompanied by payment in full for such Shares, which payment may be (i) in cash or by certified or uncertified check,
(ii) in whole or in part in Shares owned by the person or persons exercising the Option for a period of six months, valued at fair market value on the trading date next preceding the date of exercise or if there are no trades on such date then on the preceding date on which a trade did occur, or (iii) by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by the Corporation (with a copy to the Corporation) to effect the exercise of the Option and delivery to the Corporation of the amount of sale or loan proceeds required to pay the exercise price. The date of exercise shall be the date on which the Corporation receives written notice of exercise. Upon exercise of an Option and payment of the exercise price, delivery of a certificate for paid up nonassessable Shares shall be made to the person exercising the Option.

     8. Terms of Options.

       (A) Each Option shall expire ten years from the date of grant thereof, but shall be subject to earlier termination as provided in Section 10(b) hereof.

       (B) In the event of the death of an optionee, the Option granted to such optionee may be exercised during its term to the full number of Shares covered thereby, by the estate of such optionee, or by any person or persons who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of such optionee.

     9. Options Not Transferable.

       The right of any optionee to exercise an Option granted to him under the Plan shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution, and any such Option shall be exercisable during the lifetime of such optionee only by him or by his guardian or legal representative. Any Option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee, or upon any attempted assignment or transfer, except as herein provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such Option.

     10. Adjustments Upon Changes in Capitalization or Control.

       (A) In the event that the outstanding Shares are changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation by recapitalization, reclassification, stock split-up, combination of shares or dividends payable in capital stock, appropriate adjustment shall be made in the total number of Shares issuable under the Plan, the number of Shares issuable upon Options to be granted under the terms hereof and the number and kind of shares as to which outstanding Options, or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without changes in the total price applicable to the unexercised portion of such Options but with a corresponding adjustment in the exercise price for each Option.

       (B) If there is proposed a dissolution or liquidation of the Corporation, or a reorganization, merger or consolidation of the Corporation with one or more corporations in which the Corporation is not to be the surviving corporation, or a transfer of substantially all the property or more than two thirds of the then outstanding shares of the Corporation to another Corporation, the Board shall cause written notice of the proposed transaction to be given to every optionee under the Plan not less than 40 days prior to the anticipated effective date of the proposed transaction, and every Option granted under the Plan shall be immediately exercisable by such optionee prior to a date specified in such notice, which date shall be not more than 10 days prior to the anticipated effective date of the proposed transaction. The optionee shall have the right to exercise the Option to purchase any or all shares of Common Stock then subject to the Option. The optionee shall notify the Corporation, in writing, that he intends to exercise his Option and the optionee may condition such exercise upon, and provide that such exercise shall become effective at the time immediately prior to the consummation of the proposed transaction. If the proposed transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the proposed transaction is not consummated and the optionee has so provided, the Option shall remain unexercised.

     11. Restriction on Issue of Shares.

       (A) Notwithstanding the provisions of Section 7, the Corporation may delay the issuance of Shares covered by the exercise of any Option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

                (I) the Shares with respect to which an Option has been exercised are at the time of the issuance of such Shares effectively registered under applicable federal securities acts now or hereafter in force or

                (II) counsel for the Corporation shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration under applicable federal securities laws now or hereafter in force.

       (B) It is intended that all exercises of Options shall be effective. Accordingly, the Corporation shall use its best efforts to being about compliance with the above conditions within a reasonable time.

     12. Withholding.

       The Corporation shall have the right to withhold from any stock issuance under the Plan or to collect as a condition of issuance, any taxes required by law to be withheld.

     13. Approval of Shareholders.

       The Plan shall be subject to approval by a majority of the votes cast by shareholders of the Corporation voting in person or by proxy at a duly held shareholders' meeting within twelve months after the adoption of the Plan by the Board.

     14. Expenses of the Plan.

       All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation, and none of such expenses shall be charged to any optionee.

     15. Termination and Amendment of the Plan.

       Unless sooner terminated as herein provided, the Plan shall terminate ten
(10) years from the date upon which the Plan shall be duly approved by the shareholders. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in Section 10 the Board may not, without the approval of the shareholders of the Corporation, materially increase the benefits under the Plan, increase the maximum aggregate number of shares for which Options may be granted under the Plan, or permit the granting of Options to anyone other than as provided in Section 4 hereof and provided further that Section 4 of the Plan may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code or the federal securities laws, or the rules thereunder. Termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his rights under an Option previously granted to him.

                                   APPENDIX B

                   FIRST AMENDMENT TO CONVERTIBLE BRIDGE LOAN
                             AND WARRANT AGREEMENT

       THIS FIRST AMENDMENT TO CONVERTIBLE BRIDGE LOAN AND WARRANT AGREEMENT (this "Amendment") is entered into as of December 20, 2001 by and between Akorn, Inc., a Louisiana corporation (the "Company"), and The John N. Kapoor Trust Dated September 20, 1989 (the "Lender").

                                  WITNESSETH:

       WHEREAS, the Company and the Lender are parties to that certain Convertible Bridge Loan and Warrant Agreement dated as of July 12, 2001 (the "Agreement"); and

       WHEREAS, the Company and the Lender wish to amend the Agreement.

       NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

     1. Incorporation of the Agreement.

       All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

     2. Amendment of the Agreement.

       (A) The definition of "Prime Rate" set forth in Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

       "Prime Rate" shall mean (a) a rate per year equal to that rate of interest per year announced from time to time by The Northern Trust Company, an Illinois banking corporation (the "Bank"), called its prime rate, which rate at any time may not be the lowest rate charged by the Bank, plus (b) three percent (3%) per annum."

       (B) The first sentence of Section 3 of the Agreement is hereby amended and restated in its entirety as follows:

               "Subject to the Subordination Agreement (as defined herein), the term of each of the Tranche A Loan and the Tranche B Loan will commence on the date of issuance (the "Issuance Date") of the Tranche A Note and the Tranche B Note, respectively, and will end on December 20, 2006 (the "Repayment Date")."

       (C) The first sentence of Section 5(a) of the Agreement is hereby amended and restated in its entirety as follows:

               "The Outstanding Balance plus accrued interest, if any, on the Tranche A Loan shall be convertible, in whole or in part, into Common Stock at the option of the Lender at any time during the period commencing on the Tranche A Note Issuance Date and ending on the Tranche A Repayment Date at a conversion price of $2.28 per share of Common Stock.

       (D) The first sentence of Section 5(b) of the Agreement is hereby amended and restated in its entirety as follows:

               "The Outstanding Balance plus accrued interest, if any, on the Tranche B Loan shall be convertible, in whole or in part, into Common Stock at the option of the Lender at any time during the period commencing on the Tranche B Note Issuance Date and ending on the Tranche B Repayment Date at a conversion price of $1.80 per share of Common Stock."

       (E) Section 9(e) of the Agreement is hereby amended and restated in its entirety as follows:

               "The Company shall have failed to obtain all necessary shareholder and third party consents to the Tranche A Loan, Tranche B Loan, the issuance of the Tranche A Note and the issuance of the Tranche B Note on or prior to August 31, 2002."

       (F) Section 10.14 of the Agreement is hereby amended and restated in its entirety as follows:

               "Subordination. The indebtedness evidenced by the Notes shall be subordinated to that certain indebtedness of the Company pursuant to (a) that certain Subordination and Standby Agreement dated as of July 12, 2001 (the "Northern Subordination Agreement"), executed by the Lender in favor of The Northern Trust Company and acknowledged by the Company and Akorn (New Jersey), Inc., and (b) that certain Subordination and Intercreditor Agreement dated as of December 20, 2001 (the "NeoPharm Subordination Agreement" and together with the Northern Subordination Agreement, the "Subordination Agreement"), executed by the Lender in favor of NEOPHARM, INC., a Delaware corporation."

     3. Effectuation.

       The amendments to the Agreement contemplated by this Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

     4. Counterparts.

       This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. One or more counterparts of this Amendment may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

                            [SIGNATURE PAGE FOLLOWS]

       Signed and Sealed as of this 20th day of December, 2001.

COMPANY:                                          HOLDER:
AKORN, INC                                        THE JOHN N. KAPOOR TRUST DATED
                                                  SEPTEMBER 20, 1989

By: /s/ BEN J. POTHAST                            By: /s/ JOHN N. KAPOOR
    --------------------------------------------  --------------------------------------------

Name: Ben J. Pothast                              Name:
        ----------------------------------------  ----------------------------------------

Its:    CFO                                       Its:
    --------------------------------------------  --------------------------------------------

                  SECOND AMENDMENT TO CONVERTIBLE BRIDGE LOAN
                             AND WARRANT AGREEMENT

       THIS SECOND AMENDMENT TO CONVERTIBLE BRIDGE LOAN AND WARRANT AGREEMENT (this "Amendment") is entered into as of the 31st day of August, 2002 by and between Akorn, Inc., a Louisiana corporation (the "Company"), and the John N. Kapoor Trust dated 9/20/89 (the "Lender").

                                  WITNESSETH:

       WHEREAS, the Company and the Lender are parties to that certain Convertible Bridge Loan and Warrant Agreement dated as of July 12, 2001, as amended by the First Amendment to Convertible Bridge Loan and Warrant Agreement dated December 20, 2001 (collectively the "Agreement"); and

       WHEREAS, the Company and the Lender wish to amend the Agreement.

       NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

     1. Incorporation of the Agreement.

       All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement. To the extent any terms and provisions of the Agreement are inconsistent with the amendment set forth in Paragraph 2 below, such terms and provisions shall be deemed superceded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

     2. Amendment of the Agreement.

       Section 9(e) of the Agreement is hereby amended and restated in its entirety as follows:

            "The Company shall have failed to obtain all necessary shareholder and third party consents to the Tranche A Loan, Tranche B Loan, the issuance of the Tranche A Note and the issuance of the Tranche B Note on or prior to December 31, 2002."

     3. Effectuation.

       The amendment to the Agreement contemplated by this Amendment shall be deemed effective as of the date hereof upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

     4. Counterparts.

       This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. One or more counterparts of this Amendment may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

                            [SIGNATURE PAGE FOLLOWS]

       Signed and sealed as of the 31st day of August 2002.

COMPANY:                                          HOLDER:
AKORN, INC                                        THE JOHN N. KAPOOR TRUST DTD.
                                                  9/20/89

By: /s/ BEN POTHAST                               By: /s/ JOHN N. KAPOOR
    --------------------------------------------  --------------------------------------------

Name: Ben Pothast                                 Name:
        ----------------------------------------  ----------------------------------------

Its:    CFO                                       Its:
    --------------------------------------------  --------------------------------------------

                   THIRD AMENDMENT TO CONVERTIBLE BRIDGE LOAN
                             AND WARRANT AGREEMENT

       THIS THIRD AMENDMENT TO CONVERTIBLE BRIDGE LOAN AND WARRANT AGREEMENT
(this "Amendment") is entered into as of the   day of December, 2002 by and
between Akorn, Inc., a Louisiana corporation (the "Company"), and the John N. Kapoor Trust dated 9/20/89 (the "Lender").

                                  WITNESSETH:

       WHEREAS, the Company and the Lender are parties to that certain Convertible Bridge Loan and Warrant Agreement dated as of July 12, 2001, as amended by the First Amendment to Convertible Bridge Loan and Warrant Agreement dated December 20, 2001 and the Second Amendment to Convertible Bridge Loan and Warrant Agreement dated as of August 31, 2002 (collectively the "Agreement"); and

       WHEREAS, the Company and the Lender wish to further amend the Agreement.

       NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment. the parties, intending to be bound, hereby agree as follows:

     1. Incorporation of the Agreement.

       All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement. To the extent any terms and provisions of the Agreement are inconsistent with the amendment set forth in Paragraph 2 below, such terms and provisions shall be deemed superceded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

     2. Amendment of the Agreement.

       Section 9(e) of the Agreement is hereby amended and restated in its entirety as follows:

               "The Company shall have failed to obtain all necessary shareholder and third party consents to the Tranche A Loan, Tranche B Loan, the issuance of the Tranche A Note and the issuance of the Tranche B Note on or prior to June 30, 2003."

     3. Effectuation.

       The amendment to the Agreement contemplated by this Amendment shall be deemed effective as of the date hereof upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

     4. Counterparts.

       This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. One or more counterparts of this Amendment may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

                            [SIGNATURE PAGE FOLLOWS]

       Signed and sealed as of the 31st day of December 2002.

COMPANY:                                          HOLDER:
AKORN, INC                                        THE JOHN N. KAPOOR TRUST DTD. 9/20/89

By: /s/ BEN POTHAST                               By: /s/ JOHN N. KAPOOR
    --------------------------------------------  --------------------------------------------

Name: Ben Pothast                                 Name:
        ----------------------------------------  ----------------------------------------

Its: CFO                                          Its:
    --------------------------------------------  --------------------------------------------

                  FOURTH AMENDMENT TO CONVERTIBLE BRIDGE LOAN
                             AND WARRANT AGREEMENT

       THIS FOURTH AMENDMENT TO CONVERTIBLE BRIDGE LOAN AND WARRANGE AGREEMENT (this "Amendment") is entered into as of the 30th day of June, 2003 by and between Akorn, Inc., a Louisiana corporation (the "Company"), and the John N. Kapoor Trust dated 9/20/89 (the "Lender")

                                  WITNESSETH:

       WHEREAS, the Company and the Lender are parties to that certain Convertible Bridge Loan and Warrant Agreement dated as of July 12, 2001, as amended by the First Amendment to Convertible Bridge Loan and Warrant Agreement dated December 20, 2001, the Second Amendment to Convertible Bridge Loan and Warrant Agreement dated as of August 31, 2002 and the third amendment to convertible bridge loan and warrant agreement dated as of December 31, 2002 (collectively the "Agreement"); and

       WHEREAS, the company and the Lender wish to further amend the Agreement.

       NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment. The parties, intending to be bound, hereby agree as follows:

     1. Incorporation of the Agreement.

       All capitalized terms which are not defined hereunder shall have the same meaning as set forth in the Agreement. To the extent any terms and provisions of the Agreement are inconsistent with the amendment set forth in Paragraph 2 below, such terms and provisions shall be deemed superceded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

     2. Amendment of the Agreement.

       Section 9(e) of the Agreement is hereby amended and restated in its entirety as follows:

       "The Company shall have failed to obtain all necessary shareholder and third party consents to the Tranche A. Loan, Tranche B Loan , the issuance of the Tranche A Note and the issuance of the Tranche B Note on or prior to September 30, 2003.

     3. Effectuation.

       The amendment to the Agreement contemplated by this Amendment shall be deemed effective as of the date hereof upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

     4. Counterparts.

       This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. One or more counterparts of this Amendment may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original thereof.

       SIGNED AND SEALED as of the 30th day of June 2003.

COMPANY:                                          HOLDER:
AKORN, INC                                        THE JOHN N. KAPOOR TRUST DTD.
                                                  9/20/89

By: /s/ BEN POTHAST                               By: /s/ JOHN N. KAPOOR
    --------------------------------------------  --------------------------------------------

Name: Ben Pothast                                 Name:
        ----------------------------------------  ----------------------------------------

Its:    CFO                                       Its:
    --------------------------------------------  --------------------------------------------

TEXT OF PROXY CARD

PROXY This Proxy is Solicited on Behalf of the Board of Directors of AKORN, INC.

     The undersigned hereby constitutes and appoints Arthur S. Przybyl and Ben
J. Pothast or either of them proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated below, all of the shares of Common Stock of Akorn, Inc. (the "Company") that the undersigned is entitled to vote held of record by the undersigned on July [__], 2003, at the annual meeting of shareholders of the Company to be held on August [__], 2003 (the "Annual Meeting"), and at all adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW AND FOR EACH OF THE OTHER MATTERS PRESENTED TO THE MEETING AS DESCRIBED IN THE PROXY STATEMENT.

1.   Election of Directors.

     FOR [ ] all nominees listed below (except as marked to the contrary below) WITHHOLD AUTHORITY [ ] to vote for all nominees listed below.

     INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

            Daniel E. Bruhl, M.D.
            Doyle S. Gaw
            Jerry N. Ellis
            Ronald M. Johnson
            John N. Kapoor, Ph.D.

2.   Proposal to approve the Akorn, Inc. 2002 Stock Option Plan for Directors

                   FOR    [ ]     AGAINST    [ ]      ABSTAIN    [ ]

3. Proposal to approve certain of the conversion features of the subordinated debt issued by the Company to a trust controlled by the Company's Chairman of the Board

                   FOR    [ ]     AGAINST    [ ]      ABSTAIN    [ ]

4. In their discretion to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

                   (Please See Reverse Side)

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE. THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                                Date:
                                            --------------------------
                                            Signature of Shareholder

                                            --------------------------
                                            Signature if held jointly

                                Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label to the left. When signing as executor, administrator, attorney, trustee, or guardian please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.



             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.